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Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

        This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of June 17, 2005, is entered into by and among Huntsman Advanced Materials LLC, a Delaware limited liability company (the "Borrower"), the undersigned financial institutions, including Deutsche Bank AG New York Branch, in their capacities as lenders hereunder (collectively, the "Lenders," and each individually, a "Lender"), Deutsche Bank AG New York Branch, as Administrative Agent ("Administrative Agent") for the Lenders, Deutsche Bank Securities Inc., as Lead Arranger and UBS Securities LLC, as Syndication Agent (collectively, the "Agents" and each individually, an "Agent"). Terms used herein and not otherwise defined herein shall have the same meanings as specified in the Credit Agreement (as defined below).

RECITALS:

        A.    The Borrower, the Lenders, the Agents and the Administrative Agent have heretofore entered into that certain Credit Agreement dated as of June 30, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

        B.    The Borrower has requested that the Credit Agreement be amended so as to provide for a new class of Revolving Loans and Revolving Commitments to be referred to as the New Revolving Loans and the New Revolving Commitments (each as hereinafter defined) having substantially identical terms with and in the same aggregate principal amount as the outstanding Revolving Loans and Revolving Commitments (each as defined in the Credit Agreement prior to giving effect to this Amendment) (the "Existing Revolving Loans" and the "Existing Revolving Commitments", respectively), except as such terms are amended hereby.

        C.    As of the Repricing Effective Time (as hereinafter defined), the outstanding Existing Revolving Loans will be converted into, or, in the case of Exiting Revolving Lenders (as hereinafter defined), repaid in full with the proceeds of, the New Revolving Loans and the Existing Revolving Commitments will be replaced by the New Revolving Commitments.

        D.    Each Lender having a New Revolving Commitment (as hereinafter defined) in excess of its Existing Revolving Commitment as of the Repricing Effective Time (each such Lender an "Increasing Revolving Lender") shall make New Revolving Loans in the amount of the excess of such Lender's Revolver Pro Rata Share (after giving effect to this Amendment) of Existing Revolving Loans over such Increasing Revolving Lender's outstanding principal amount of Existing Revolving Loans the proceeds of which shall be used by the Borrower to repay the outstanding principal amount of Existing Revolving Loans of existing Lenders that are not signatories to this Amendment (each such Lender, an "Exiting Revolving Lender").

        E.    Each Lender having Existing Revolving Loans outstanding as of the Repricing Effective Time who is signatory to this Amendment (each such Lender a "Continuing Revolving Lender") shall be deemed, as of the Repricing Effective Time in accordance with the provisions hereof, to have converted its Existing Revolving Loans into New Revolving Loans in the same aggregate principal amount and to have converted such Lender's Revolving Commitment to a New Revolving Commitment in the same aggregate principal amount (plus in the case of any Increasing Revolving Lender, the amount necessary to bring such Lender's total New Revolving Commitment to the amount set forth opposite to such Lender's name on Schedule 1.1(a) attached hereto under the caption "Amount of New Revolving Commitment") and the Existing Revolving Commitments of the Exiting Revolving Lenders shall be terminated.

        F.     Borrower shall pay to each Lender having Existing Revolving Loans outstanding as of the Repricing Effective Time all accrued and unpaid interest and Commitment Fees on such Existing Revolving Loans as of the Repricing Effective Time.

        G.    The Borrower has further requested that immediately following the effectiveness of the repricing amendments set forth in Section 1 hereof, each Lender with New Revolving Loans and each other Lender signatory hereto further amend the Credit Agreement to reflect certain other changes thereto as more fully described in Section 2 hereof.

        H.    The Administrative Agent, the Lenders and the Agents signatory hereto, together with the Borrower, are willing to amend the Credit Agreement subject to the terms and conditions of this Amendment.

        I.     This Agreement constitutes a Loan Document and these Recitals shall be construed as part of this Amendment.

        NOW, THEREFORE, in consideration of the recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        SECTION 1. Repricing Amendments and Extension of Revolver Termination Date.

        Subject to the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the Repricing Effective Time (as defined in Section 3.1 hereof) as follows:

        (a)   Section 1.1 of the Credit Agreement is amended by inserting the following new definitions in alphabetical order therein:

          "Additional Amendments Effective Time" has the meaning set forth in the First Amendment.

          "Continuing Revolving Lender" is defined in the Recitals to the First Amendment.

          "Converted Revolving Loans" is defined in Section 2.1(a).

          "Existing Revolving Commitments" has the meaning set forth in the definition of "Revolving Commitments".

          "Existing Revolving Loans" is defined in the Recitals to the First Amendment.

          "Exiting Revolving Lender" is defined in the Recitals to the First Amendment.

          "First Amendment" means the First Amendment to Credit Agreement dated as of June 17, 2005 by and among the Borrower, the Lenders signatory thereto and the Administrative Agent.

          "Increasing Revolving Lender" is defined in the Recitals to the First Amendment.

          "New Revolving Commitments" has the meaning set forth in the definition of "Revolving Commitments".

          "New Revolving Loans" is defined in Section 2.1(a).

          "Repricing Effective Time" has the meaning set forth in the First Amendment.

          "Revolving Loan Conversion" is defined in Section 2.1(a).

        (b)   Section 1.1 of the Credit Agreement is further amended by deleting the table in the definition of "Applicable Base Rate Margin" and replacing it with the following new table:

Most Recent Leverage Ratio	Applicable Base Rate Margin
Less than or equal to 1.0 to 1	0.25%
Greater than 1.0 to 1	0.50%

        (c)   Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of "Applicable Commitment Fee Percentage" to read as follows:

          "Applicable Commitment Fee Percentage" means 0.375% per annum.

        (d)   Section 1.1 of the Credit Agreement is further amended by deleting the table in the definition of "Applicable Eurocurrency Margin" therein in its entirety and replacing it with the following new table:

Most Recent Leverage Ratio	Applicable Eurocurrency Margin
Less than or equal to 1.0 to 1	1.25%
Greater than 1.0 to 1	1.50%

        (e)   Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of "Lenders" to read as follows:

          "Lender" and "Lenders" have the respective meanings assigned to those terms in the introduction to this Agreement and shall include any Person that becomes a "Lender" pursuant to Section 12.8 and any Person that becomes a Lender by virtue of having a New Revolving Commitment under the First Amendment.

        (f)    Section 1.1 of the Credit Agreement is further amended by deleting the date "June 30, 2007" contained in the definition of "Revolver Termination Date" therein and inserting in lieu thereof the date "July 15, 2007".

        (g)   Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of "Revolving Commitment" to read as follows:

          "Revolving Commitment" means, with respect to any Revolving Lender, (i) prior to the Repricing Effective Time, the obligation of such Revolving Lender to make Revolving Loans and to participate in Letters of Credit, as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the date hereof is the amount set forth opposite such lender's name on Schedule 1.1(a) hereto under the caption "Amount of Revolving Commitment" as the same may be adjusted from time to time pursuant to the terms hereof and "Existing Revolving Commitments" means such commitments collectively, which commitments equal $60,000,000 in the aggregate as of the date hereof and (ii) on and after the Repricing Effective Time, the obligation of such Revolving Lender to make Revolving Loans and to participate in Letters of Credit, as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the Repricing Effective Time is the amount set forth opposite such lender's name on Schedule 1.1(a) to the First Amendment under the caption "Amount of New Revolving Commitment" as the same may be adjusted from time to time pursuant to the terms hereof and "New Revolving Commitments" or "Revolving Commitments" means such commitments collectively, which commitments equal $60,000,000 in the aggregate as of the Repricing Effective Time.

        (h)   Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of "Revolving Facility" to read as follows:

          "Revolving Facility" means the credit facility under this Agreement evidenced by the New Revolving Commitments and the Revolving Loans (including, for purposes of clarification, the Converted Revolving Loans).

        (i)    Section 2.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          (a)   Revolving Loans. Subject to the terms and conditions hereof and Section 3 of the First Amendment, (A) each Continuing Revolving Lender agrees to convert (each such conversion a "Revolving Loan Conversion") its Existing Revolving Loans into new revolving loans under this Agreement in an amount equal to the outstanding principal amount of such Lender's Existing Revolving Loans and in the same currency as such Existing Revolving Loans (in each case, the "Converted Revolving Loans") immediately prior to the Repricing Effective Time; and (B) each Increasing Revolving Lender agrees to convert its Existing Revolving Loans pursuant to the Revolving Loan Conversion and also agrees to make a new loan in the applicable currency(s) (each such loan, together with all Converted Revolving Loans, the "New Revolving Loans") to the Borrower as of the Repricing Effective Time in the aggregate principal amount equal to the excess of such Lender's Revolver Pro Rata Share (after giving effect to the First Amendment) of all Existing Revolving Loans over such Lender's Converted Revolving Loans. The Borrower, Administrative Agent and Lenders party hereto further acknowledge and agree that on the First Amendment Effective Date, after giving effect to the conversion and/or issuance of Revolving Loans, the aggregate principal amount of Revolving Loans outstanding is equal to $0. Each Revolving Lender that is not an Exiting Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to the Company and the Subsidiary Borrowers, denominated in Dollars or an Alternative Currency on a revolving basis from time to time during the Commitment Period, in an amount not to exceed its Revolver Pro Rata Share of, with respect to all Borrowers, the Total Available Revolving Commitment and with respect to any applicable Borrower, such Borrower's Available Revolving Sublimit (each such loan by any Lender, a "Revolving Loan" and collectively, together with the New Revolving Loans, the "Revolving Loans"). All Revolving Loans comprising the same Borrowing hereunder shall be made by the Revolving Lenders simultaneously and in proportion to their respective Revolving Commitments. Prior to the Revolver Termination Date, Revolving Loans may be repaid and reborrowed by the Company and the Subsidiary Borrowers in accordance with the provisions hereof and, except as otherwise specifically provided in Section 3.6, all Revolving Loans comprising the same Borrowing shall at all times be of the same Type."

        (j)    Section 4.2 of the Credit Agreement is amended by adding the following new clause (f) immediately at the end thereof:

          (f)    Termination of Existing Revolving Commitments. The Existing Revolving Commitments shall terminate on the expiration of the Repricing Effective Time after giving effect to the Borrowing (or conversion, as the case may be) of the New Revolving Loans on such date.

        (k)   Section 6.8(a) of the Credit Agreement is hereby amended by adding the following new sentence immediately at the end thereof:

          The Existing Revolving Loans of all Exiting Revolving Lenders shall be paid in full with the gross proceeds of any New Revolving Loans issued by Increasing Revolving Lenders as of the Repricing Effective Time.

        SECTION 2. Consent to Release of Certain Pledged Securities and Related Amendments to Loan Documents; Other Amendments to Credit Agreement.

        2.1   Consent to Release of Certain Pledged Securities and Related Amendments to Loan Documents.

        (a)   Subject to the conditions set forth in Section 3 of this Amendment, as of the Additional Amendments Effective Time, the Required Lenders hereby consent to the execution by the Administrative Agent and Collateral Agent of amendments and/or terminations in form and substance satisfactory to the Administrative Agent and Collateral Agent of any Loan Document necessary to effect the release from such Loan Documents of the pledge of the Capital Stock of all Subsidiaries of Borrower.

        (b)   Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of "Collateral" to read as follows:

          "Collateral" means all "Collateral" as defined in each of the Security Documents; provided, that at no time, and notwithstanding any provision to the contrary in any Security Document, shall the term "Collateral" include any Capital Stock of any Subsidiary of the Company.

        (c)   Section 1.1 of the Credit Agreement is hereby further amended by deleting the definition "Foreign Pledge Subsidiary" contained therein.

        (d)   Section 6.15(b) of the Credit Agreement is hereby amended by deleting the phrase "and each Foreign Pledge Subsidiary of the Company whose Capital Stock has been pledged in effect on the date of this Agreement" and by deleting the comma between the phrases "each Domestic Subsidiary of the Company" and "each other Credit Party" and inserting in lieu thereof the word "and" between such phrases.

        (e)   Section 7.11(b) of the Credit Agreement is amended by amending and restating such Section to read as follows:

          (b)   Pledge of Subsidiary Stock. Notwithstanding anything to the contrary in Section 7.11(a) or elsewhere in any Loan Document, the Company shall not be required to, and shall not be required to cause its Subsidiaries to, pledge any of the Capital Stock of any Subsidiary to the Collateral Agent for the benefit of the Secured Creditors.

        (f)    Section 7.11(c) of the Credit Agreement is hereby amended by (A) renumbering clauses "(i)" and "(ii)" that appear within the initial clause (i) of Section 7.11(c) as clauses "(A)" and "(B)" respectively, (B) adding the following phrase to the end of the initial clause (i) of Section 7.11(c): ";provided, however, that Additional Collateral shall not include any Capital Stock of any Domestic Subsidiary of the Company" and (C) after giving effect to the renumbering of the clauses as described in (A) above, adding the following phrase to the end of clause (ii) of such Section 7.11(c): ";provided, however, that Additional Foreign Collateral shall not include any Capital Stock of any Foreign Subsidiary of the Company."

        (g)   Section 12.17(b) of the Credit Agreement is hereby amended by adding a new clause (iii)  at the conclusion thereof to read as follows:

          (iii)  As of the Additional Amendments Effective Time (as defined in the First Amendment), the Lenders hereby release any and all security interests held in or pledges made for their benefit with respect to any Capital Stock of any Subsidiary of the Company.

        2.2   Other Amendments to Credit Agreement. Subject to the conditions set forth in Section 3 of this Amendment, as of the Additional Amendments Effective Time, the Required Lenders agree to further amend the Credit Agreement as follows:

        (a)   Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of "Consolidated EBITDA" contained therein to read as follows:

          "Consolidated EBITDA" means, for any applicable period, the Consolidated Net Income or Consolidated Net Loss of the Company and its Subsidiaries for such period, plus, to the extent deducted in determining the foregoing (i) Consolidated Interest Expense for such period, (ii) the provision for taxes based on income and foreign withholding taxes for such period (including, without limitation, cash distributions made pursuant to the Tax Sharing Agreement to the extent permitted by Section 8.4), (iii)  depreciation and amortization expense, (iv) call premiums and call protection payments paid in connection with prepayments of Indebtedness and write-offs of deferred financing costs due to early extinguishment of Indebtedness (in each case, to the extent such prepayment or extinguishment, as applicable, is permitted by the terms of this Agreement) and (v) non-cash charges to the extent deducted in determining Consolidated Net Income for such period; provided, however, Consolidated EBITDA shall be decreased by the amount of any cash expenditures in such period related to non-cash charges added back to Consolidated EBITDA during any prior periods.

        (b)   Section 6.15(a) of the Credit Agreement is hereby amended by deleting the phrase "created in accordance with Section 8.15" contained therein and inserting in lieu thereof the phrase "permitted to be created pursuant to this Agreement".

        (c)   Section 8.1(f) of the Credit Agreement is hereby amended by deleting the phrase "of Foreign Subsidiaries" contained therein.

        (d)   Section 8.2(k) of the Credit Agreement is hereby amended by amending and restating such Section 8.2(k) to read as follows:

          (k)   (i) Indebtedness of Foreign Subsidiaries and guarantees thereof by a Borrower and/or its Subsidiaries consisting of letters of credit, bank guarantees and Guarantee Obligations in an aggregate amount not to exceed the Dollar Equivalent of $10,000,000 at any time outstanding and (ii) other Indebtedness of Foreign Subsidiaries such that the aggregate amount of such Indebtedness under this clause (ii) outstanding at any one time does not exceed the Dollar Equivalent of $10,000,000.

        (e)   Section 8.7 of the Credit Agreement is hereby amended by adding a new clause (h) at the conclusion thereof to read as follows:

          (h)   to the extent permitted by the Second Priority Notes Indenture, the Company may make intercompany loans to one or more of its direct or indirect parent entities (each, a "Parent"), the proceeds of which shall be utilized by such Parent to pay legal, franchise tax, audit and other expenses directly relating to the administration or legal existence of such Parent; provided, that the aggregate outstanding principal amount of all such intercompany loans shall not exceed $3,000,000 at any time (without giving effect to any write-downs or write-offs thereof).

        (f)    Section 8.13 of the Credit Agreement is hereby amended by inserting the phrase ", except as permitted pursuant to Section 8.4(y)," immediately prior to the phrase "any Second Priority Notes" in such Section.

        SECTION 3. Conditions to Effectiveness of the Amendment. The provisions of this Amendment (other than those contained in Section 2) shall become effective upon the date of the satisfaction of all of the conditions set forth in this Section 3 (the "Repricing Effective Time") and the provisions of Section 2of this Amendment shall become effective immediately after the occurrence of the Repricing Effective Time (the "Additional Amendments Effective Time"):

        3.1   Proper Execution and Delivery of Amendment. Borrower, the Administrative Agent, the Required Lenders and each Lender, or in lieu of one or more Lenders, one or more Increasing Revolving Lenders providing New Revolving Commitments in an amount sufficient to replace the Revolving Commitments of any Exiting Revolving Lenders shall have duly executed and delivered to Administrative Agent this Amendment.

        3.2   Delivery of Credit Party Documents. On or before the date hereof, Borrower shall deliver or cause to be delivered to Administrative Agent the following, each, unless otherwise noted, dated the First Amendment Effective Date:

          (a)   Certified copies of the Certificate of Formation of the Borrower, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which it is qualified as a foreign corporation to do business and where failure to be so qualified would have a Material Adverse Effect and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the date on which each of the Repricing Effective Time and Additional Amendments Effective Time have occurred (the "First Amendment Effective Date") or, in the event that any such document has been previously delivered by the Borrower to the Administrative Agent, a certificate executed by a Responsible Officer of the Borrower indicating that no change has occurred with respect to such document;

          (b)   Copies of the operating agreement or limited liability company agreement of the Borrower, certified by its corporate secretary or an assistant secretary or a certificate of the lack of any change thereto since the Initial Borrowing Date or, in the event that any such document has been previously delivered by the Borrower to the Administrative Agent, a certificate executed by a Responsible Officer of the Borrower indicating that no change has occurred with respect to such document;

          (c)   Resolutions of the members, manager or board of managers of the Borrower (i) approving and authorizing the execution, delivery and performance of this Amendment, and (ii) approving and authorizing the execution, delivery and performance of the other Loan Documents to which it is a party and all transactions related thereto, in each case certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendments;

          (d)   Signature and incumbency certificates of the officers of the Borrower executing this Amendment;

          (e)   a reaffirmation of each Security Document and each Guarantee Agreement to which any Credit Party is a party;

          (f)    an opinion of Vinson & Elkins LLP, special counsel to the Credit Parties, addressed to Administrative Agent and each of the Lenders and dated the First Amendment Effective Date, which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall cover such matters incident to the transactions contemplated herein and in the other Loan Documents as the Administrative Agent may reasonably request;

          (g)   evidence, satisfactory to the Administrative Agent, that the Borrower has used the proceeds of the New Revolving Loans to refinance the Existing Revolving Loans; and

          (h)   Such other instruments and documents in respect of such matters as Administrative Agent shall reasonably request.

        3.3   Representations and Warranties; Default; Officer's Certificate. After giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement shall be true and correct, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, and no Event of Default or Unmatured Event of Default shall have occurred or be continuing and Administrative Agent shall have received a certificate executed by a Responsible Officer on behalf of Borrower, dated the First Amendment Effective Date stating that, after giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement are true and correct as of the date of the certificate, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, that no Event of Default or Unmatured Event of Default has occurred and is continuing, and that the conditions of this Section 3 hereof have been fully satisfied or waived.

        3.4   Fees. Borrower shall have paid to Administrative Agent all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to Administrative Agent to the extent then due, including, without limitation, pursuant to Section 6 of this Amendment and any fee letter executed by the Borrower in favor of the Administrative Agent in connection with this Amendment.

        3.5   Corporate Proceedings. All corporate and legal proceedings and all instruments and agreements in connection with the execution and delivery of this Amendment shall be satisfactory in form and substance to Administrative Agent and Administrative Agent and all Lenders shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or certificates, if any, which Administrative Agent or such Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities.

        Each Lender and the Administrative Agent hereby agrees that by its execution and delivery of its signature page hereto, such Person approves of and consents to each of the matters set forth herein which must be approved by, or which must be satisfactory to, the Required Lenders or such Person, as the case may be; provided that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, the Required Lenders, Administrative Agent or Borrower shall have delivered a copy of such agreement or document to such Person if so requested on or prior to the First Amendment Effective Date.

        3.6   Payment of Unpaid Interest and Commitment Fees. The Borrower shall have paid to all Lenders with Existing Revolving Loans simultaneously with the making (or conversion into) of New Revolving Loans hereunder, all accrued and unpaid interest on such Lenders' Existing Revolving Loans outstanding on the First Amendment Effective Date. In addition, notwithstanding anything else in the Credit Agreement to the contrary, at the end of any Interest Period which existed as of the First Amendment Effective Date, the Borrower will pay to Lenders holding Revolving Loans the balance of the interest due and accruing for such Interest Period on such New Revolving Loans from the period of the First Amendment Effective Date through the end of such Interest Period. The Borrower shall have paid to all Lenders with Existing Revolving Commitments on the Repricing Effective Time all accrued and unpaid Commitment Fees outstanding on the First Amendment Effective Date.

        SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the First Amendment Effective Date:

        (a)   This Amendment has been duly authorized, executed and delivered by the Borrower and this Amendment and the Credit Agreement, as amended hereby, constitutes the Borrower's legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

        (b)   The representations and warranties set forth in the Credit Agreement are, after giving effect to this Amendment, true and correct in all material respects on and as of the First Amendment Effective Date, except to the extent such representations and warranties are expressly made as of a specified date (in which event they were true and correct in all material respects as of such specified date); and

        (c)   No Default or Event of Default has occurred and is continuing.

        SECTION 5. References to and Effect on the Credit Agreement. On and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement, as the case may be, in the Loan Documents and all other documents (the "Ancillary Documents") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

        Except as specifically amended above, the Credit Agreement, and the other Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

        On and after the First Amendment Effective Date, each reference in the Credit Agreement to "Revolving Loans" shall include the Existing Revolving Loans as refinanced (or converted) by or into the New Revolving Loans.

        The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or Administrative Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

        SECTION 6. Fees, Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Amendment and all other documents furnished pursuant hereto or in connection herewith, including without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn LLP, special counsel to Administrative Agent and any local counsel retained by Administrative Agent relative thereto or the reasonable allocated costs of staff counsel as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by Administrative Agent in connection with the administration of this Amendment.

        SECTION 7. Miscellaneous.

        7.1   Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart. Delivery of an executed signature page to this Amendment by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

        7.2   Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        7.3   Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

        7.4   Integration. This Amendment, the other agreements and documents executed and delivered pursuant to this Amendment and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

        7.5   Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns. Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Administrative Agent and the Lenders and their respective successors and permitted assigns.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

HUNTSMAN ADVANCED MATERIALS LLC
By:	/s/ SEAN DOUGLAS
Name:	Sean Douglas
Title:	Vice President and Treasurer
DEUTSCHE BANK AG NEW YORK BRANCH, individually and as Administrative Agent
By:	/s/ SUSAN LEFEVRE
Name:	Susan LeFevre
Title:	Director
By:	/s/ LANA GIFAS
Name:	Lana Gifas
Title:	Vice President

CREDIT SUISSE, Cayman Islands Branch (formerly known as CREDIT SUISSE FIRST BOSTON, Cayman Islands Branch)
By:	/s/ ALAIN DAOUST
Name:	Alain Daoust
Title:	Director
By:	/s/ KARIM BLASETTI
Name:	Karim Blasetti
Title:	Associate

CIBC Inc.
By:	/s/ JONATHAN RABINOWITZ
Name:	Jonathan Rabinowitz
Title:	Executive Director
CIBC World Markets Corp. as Agent

UBS AG Cayman Islands Branch
By:	/s/ WILFRED V. SAINT
Name:	Wilfred V. Saint
Title:	Director of Banking
Products Service, US
By:	/s/ JOSELIN FERNANDES
Name:	Joselin Fernandes
Title:	Associate Director Banking
Products Services, US

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FIRST AMENDMENT TO CREDIT AGREEMENT